SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 Date of report
                       (Date of earliest event reported):
                                  July 29, 2004



                                   Cosi, Inc.
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             (Exact name of registrant as specified in its charter)



             Delaware                    000-50052              06-1393745
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   (State or other jurisdiction       (Commission File       (I.R.S. Employer
        of incorporation)                 Number)          Identification No.)



        242 West 36th Street, New York, New York                  10018
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        (Address of principal executive offices)                (Zip Code)



               Registrant's telephone number, including area code
                                 (212) 653-1600



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         (Former name or former address, if changed since last report.)


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Item 9.         Regulation FD Disclosure

            Pursuant to the Securities Purchase Agreement, dated as of April 27, 2004, among Cosi, Inc. (the "Company") and the purchasers named therein (the "Securities Purchase Agreement") relating to the private placement of 3,550,000 shares of the Company's common stock, the Company filed with the Securities and Exchange Commission (the "SEC"), on May 26, 2004, a registration statement covering the resale of the shares purchased in the private placement. The staff of the SEC elected to review the filing, and in response to comments received from the staff, the Company filed Amendment No. 1 to the Form S-3 on July 9, 2004 and Amendment No. 2 to the Form S-3 on July 29, 2004. The registration statement has not been declared effective by the SEC pending completion of the review and comment process.

            Because the registration statement was not declared effective by the staff of the SEC by July 29, 2004, the Securities Purchase Agreement requires the Company to make a payment to the purchasers of approximately $190,000. The Company will respond promptly to any further comments that it may receive from the SEC and will request acceleration of effectiveness of the registration statement as soon as practicable.

            A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This Current Report contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," " strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products; fluctuations in our quarterly results; labor shortages or increased labor costs; the rate of our internal growth, and our ability to generate increased revenue from existing restaurants; our ability to effectively manage our business with a reduced general and administrative staff; our ability to incorporate a franchising and area developer model into our strategy; the availability and cost of additional financing, both to fund our existing operations and to grow and open new restaurants; our ability to generate positive cash flow from operations; increased government regulation; changes in consumer preferences and demographic trends; supply and delivery shortages or interruptions; increasing competition in the fast casual dining segment of the restaurant industry; market saturation due to new restaurant openings; expansion into new markets; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Cosi, Inc.

Date:  August 2, 2004
                                         /s/ Kevin Armstrong
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                                         Name: Kevin Armstrong
                                         Title: Chief Executive Officer